ENPHASE ENERGY, INC.
CONFLICT MINERALS REPORT
FOR THE YEAR JANUARY 1, 2017 THROUGH DECEMBER 31, 2017

1.	INTRODUCTION

This report for the year January 1, 2017 through December 31, 2017 (the Reporting Period) is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the Rule). The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. Conflict minerals are defined as tin, tantalum, tungsten, and gold (3TG or Conflict Minerals) for the purposes of this assessment. These requirements apply to registrants whatever the geographic origin of the Conflict Minerals and whether they fund armed conflict.

If a registrant can establish that the Conflict Minerals originated from sources other than the Democratic Republic of the Congo or an adjoining country (the Covered Countries), or from recycled and scrap sources, it must submit a Form SD that describes the Reasonable Country of Origin Inquiry (the RCOI) completed.

If a registrant has reason to believe that any of the Conflict Minerals in its supply chain may have originated in the Covered Countries, or if it is unable to determine the country of origin of those Conflict Minerals, then the registrant must perform due diligence on the Conflict Minerals’ source and chain of custody. The registrant must annually submit a Conflict Minerals Report (CMR) to the SEC that includes a description of those due diligence measures.

2.	COMPANY OVERVIEW

This report has been prepared by management of Enphase Energy, Inc. (herein referred to as Enphase Energy, the Company, we, us, or our). The information includes the activities of all majority-owned subsidiaries.

Enphase Energy delivers simple, innovative and reliable energy management solutions that advance the worldwide potential of renewable energy. Our semiconductor-based microinverter system converts direct current (DC) electricity to alternating current (AC) electricity at the individual solar module level, and brings a system-based, high technology approach to solar energy generation leveraging our design expertise across power electronics, semiconductors, networking, and cloud-based software technologies. We were founded in March 2006 and have grown rapidly to become the market leader in the microinverter category. Since our first commercial shipment in mid-2008, we have shipped approximately 16.0 million microinverters representing over 3 gigawatts of solar photovoltaic generating capacity, and more than 739,000 Enphase residential and commercial systems have been deployed in over 110 countries. Our sales efforts are focused in the United States, Australia, New Zealand, Europe, and Latin America. We sell our microinverter systems primarily to distributors who resell them to solar installers. We also sell directly to large installers, through original equipment manufacturers and strategic partners. We have approximately 360 employees located in the United States, Australia, New Zealand, India, and Europe. Our principal executive offices are located at 1420 N. McDowell Blvd., Petaluma, CA 94954.

3.	PRODUCTS OVERVIEW

Enphase Energy designs, develops, and sells microinverter systems for the solar photovoltaic industry. The Company’s microinverter system consists of: (i) an Enphase microinverter and related accessories that convert direct current (DC) power to grid-compliant alternating current (AC) power; (ii) an Envoy communications gateway device that collects and transmits performance information from each solar module to the Company’s hosted data center; (iii) an Enphase AC Battery that stores energy that the photovoltaic system generates; and (iv) the Enlighten web-based software platform that collects and processes this information to enable customers to monitor and manage their solar power systems.

Based upon Enphase Energy’s internal assessment, the Enphase microinverter products, certain related microinverter accessories, the Enphase Envoy and the Enphase AC Battery contain Conflict Minerals that are necessary to the functionality or production of those products. Accordingly, for the purposes of this assessment, only Enphase Energy’s microinverter products, certain related accessories, the Enphase Envoy and the Enphase AC Battery (the Covered Products) were considered.

4.	REASONABLE COUNTRY OF ORIGIN INQUIRY

Enphase Energy relies upon its suppliers to provide information on the origin of 3TG contained in components and materials supplied to it, including sources of 3TG that are supplied to them from sub-tier suppliers. Our suppliers are expected to provide the 3TG sourcing information to us per our Conflict Minerals Policy and Supplier Code of Conduct.

We performed a comprehensive analysis of our product components and the role that suppliers play throughout our manufacturing and product delivery processes. We defined the scope of our Conflict Minerals RCOI by identifying and reaching out to suppliers that provided components or engaged in manufacturing activities that are likely to contain 3TG during the Reporting Period. During the process of our review, we identified 130 suppliers who were within the scope of RCOI.

We, through our outside agent Flextronics International Ltd. who is assisting us in our RCOI and due diligence efforts, conducted a survey of our active suppliers and sub-suppliers using the template developed jointly by the companies of Electronic Industry Citizenship Coalition® (EICC®) and The Global e-Sustainability Initiative (GeSI), known as the Conflict Free Sourcing Initiative (CFSI) Reporting Template (the Template). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the Template contains questions about the origin of Conflict Minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool is available on CFSI’s website. The Template is widely adopted by many companies in their due diligence processes related to Conflict Minerals.

We continued to seek supply chain responses through May 21, 2018, and were able to determine the country of origin of most of the Conflict Minerals in our supply chain. We received valid Templates from 117 of the 130 suppliers surveyed. The responses were reviewed against criteria developed to determine which suppliers required further engagement.

Due to the breadth, complexity and constant evolution of Enphase Energy’s products and supply chain, it will take time for all remaining suppliers to verify the origin of all of the Conflict Minerals. In addition, the information provided by suppliers may be inaccurate, incomplete or subject to other irregularities. Moreover, because of the Company’s relative location within the supply chain in relation to the actual extraction and transport of Conflict Minerals, its ability to verify the accuracy of information reported by suppliers is limited. By using our supply chain due diligence processes, driving accountability within the supply chain by leveraging the CFSI’s Conflict-Free Smelter Program (CFSP), and continuing our outreach efforts, we hope to further develop transparency into our supply chain.

5.	CONFLICT MINERALS STATUS ANALYSIS AND CONFLICT STATUS CONCLUSION
Enphase Energy has been unable to reasonably determine whether all of the 3TG used in our Covered Products either originated in the Covered Countries, came from recycled or scrap sources, or whether they were used directly or indirectly to finance or benefit armed groups in the Covered Countries.

6.	DUE DILIGENCE PROCESS

6.1	Design of Due Diligence

Enphase Energy’s due diligence processes have been designed in conformity with, in all material respects, The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for gold, tin, tantalum and tungsten (OECD Guidance), consistent with our position as a downstream company. Our Conflict Minerals due diligence process includes: the development of a Conflict Minerals Policy, establishment of governance structures with cross-functional team members and senior executives, communication to, and engagement of, suppliers, due diligence compliance process and measurement on the supplier source and chain of custody, record-keeping and escalation procedures.

a.	Management Systems – Conflict Minerals Policy

Enphase Energy’s Conflict Minerals Policy is as follows:

There has been increased awareness regarding the human rights violations in the mining of certain minerals from an area known as the “Conflict Region”: The Democratic Republic of the Congo (“DRC”) and the surrounding countries. Through the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), publicly traded companies have been chartered to practice reasonable due diligence with their supply chain to determine if tin, tantalum, tungsten and gold (“Conflict Minerals”) used in their products are being sourced from mines controlled by non-government or unlawful military groups within the Conflict Region. Enphase Energy, Inc. (“Enphase”) is committed to taking all steps to comply with the legislation and is committed to sourcing components and materials from companies that share our values around human rights, ethics and environmental responsibility.
Tracing materials back to their mine of origin is a complex endeavor but an important aspect of responsible sourcing. Enphase Energy looks to industry guidelines to help establish its programs such as the Organization for Economic Co-operation and Development’s (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas, the joint Electronic Industry Citizen Coalition and the Global e-Sustainability Initiative, which is taking action to address responsible sourcing through the development of the Conflict-Free Smelter program aiming to enable companies to source conflict-free minerals. Given the complexity of Enphase’s and its suppliers’ respective supply chains, it will take time for many suppliers and sub-suppliers to verify the origin of conflict minerals. We intend to use our supply chain due diligence process to drive accountability within the supply chain to further our goal of conflict-free sourcing.
We are in the process of developing and implementing a strategy to support the objectives of the U.S. regulations on the supply of Conflict Minerals. Our commitment includes:

•
Developing policies and processes toward preventing the use of Conflict Minerals or derivative metals necessary to the functionality or production of our product(s) that finance or benefit armed groups in the Conflict Region.

•	Not knowingly procuring specified minerals that originate from facilities in the Conflict Region that are not certified as conflict free.

•
Expecting our suppliers to: (i) provide Enphase with Conflict Mineral content and country of origin information on the products it supplies to Enphase; (ii) cooperate with Enphase (or an independent third party auditor) in any review of its supply chain and procurement process, Conflict Mineral audits, and due diligence on its suppliers as required for Enphase’s annual SEC disclosure in compliance with the Dodd-Frank Act; and (iii) collaborate with Enphase in developing a chain of custody for these Conflict Minerals in the supply chain and identifying and sourcing conflict-free sources for the minerals used in Enphase products.

•
Expecting suppliers whose products contain conflict minerals to establish policies, due diligence frameworks, and management systems consistent with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict- Affected and High Risk-Areas that are designed to accomplish this goal, and requiring their suppliers to do the same.

Enphase believes in establishing and maintaining long-term relationships with suppliers whenever possible. However, if we determine that any supplier is, or a reasonable risk exists that it may be, violating this Policy, then we will require the supplier to commit to devise and undertake suitable corrective action to move to a conflict free source. If suitable action is not taken, we will look for alternative sources for the product. Enphase’s efforts are not to ban procurement of minerals from the Conflict Region, but to assure procurement from responsible sources in the region. If we determine that any of the components of our products contain minerals from a mine or facility that is “non-conflict free,” we will work towards transitioning to products that are “conflict free.”
This policy is publicly available on our website at http://enphase.com/en-us/conflict-minerals-policy.

b.	Internal Team

Enphase Energy has established a management system for complying with the applicable rules. Our management system includes a task force led by our VP & General Counsel and our Vice President of Operations, with oversight by our Chief Financial Officer and our Audit Committee. They are supported by a team of subject matter experts from relevant functions such as, purchasing, quality assurance, manufacturing and environmental health and safety. The VP & General Counsel and our Vice President of Operations are responsible for implementing our Conflict Minerals compliance strategy.

c.	Supply Chain Controls

As we do not have a direct relationship with 3TG smelters and refiners, we utilize industry-wide initiatives such as the EICC-GeSI and CFSI to disclose upstream actors in the supply chain.

Controls include our Code of Conduct, which outlines expected behaviors for all Enphase employees and our Supplier Code of Conduct, which outlines expected behaviors for all Enphase Energy suppliers.

d.	Supplier Engagement

Enphase Energy has reached out, and will continue to reach out, to suppliers and sub-suppliers who have yet to participate in CFSP’s audit program or have been audited, but are not yet completely certified conflict free. We encourage these suppliers to participate in CFSP’s audit program and move towards a conflict free designation as soon as possible. We will endeavor to continually improve our supply chain due diligence by seeking from our material suppliers annual acknowledgments of our Supplier Code of Conduct and other corporate policies, and, to the extent practicable, incorporating Conflict Minerals language in supplier agreements, as they arise.

e.	Grievance Mechanism

Enphase Energy has established a Conflict Minerals Policy and a Supplier Code of Conduct in addition to multiple longstanding mechanisms whereby employees and suppliers can report violations of our policies.

f.	Records Maintenance

Enphase Energy has established our due diligence compliance process and set forth a documentation and record maintenance mechanism to ensure the retention of relevant documentation in a secured electronic database.

6.2 Identification and Assessment of Risk in the Supply Chain

Because of the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify sources upstream from our direct suppliers. Accordingly, we stay abreast of several industry-wide initiatives as described above. Some of the largest suppliers are also SEC registrants and subject to the Rule. We compare the CFSP validated smelter list against those smelters identified by our suppliers and, as described in our Conflict Minerals Policy, we intend to engage any of our suppliers that we have reason to believe are supplying us with 3TG from sources that may support conflict in the Covered Countries to request that they establish an alternative source of 3TG that does not support such conflict, as provided in the OECD guidance.

6.3	Design and Implementation of a Strategy to Respond to Risks

As we move towards further developing our due diligence program, we intend to further enhance supplier communication, training and escalation processes to improve due diligence data accuracy and completion and continue to influence additional smelters to be designated as “conflict-free” through an independent third-party audit program such as the CFSP through our supply chain, where possible. To the extent we are able to determine in the future that we are sourcing from non-conflict free smelters, we plan to move toward using conflict free smelters within a reasonable time frame.

6.4	Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

Enphase Energy does not have a direct relationship with 3TG smelters and refiners, nor do we perform direct audits of these entities that provide 3TG to our supply chain. However, we do rely upon the industry initiatives (for example, the CFSI), as well as industry efforts to influence smelters and refiners to be certified through independent third-party audit programs, such as the CFSP.

7.	DUE DILIGENCE RESULTS

7.1	Survey Response

We received 128 completed Templates from the 130 suppliers surveyed (a 98.46% completion rate). Of the 128 suppliers that provided complete responses to our survey, 27 indicated that they do not source Conflict Minerals at all, and 32 confirmed that the Conflict Minerals they sourced did not originate in the Covered Countries. Of the remaining 56 suppliers who indicated that Conflict Minerals originated from the Covered Countries, 36 of them reported that their Conflict Minerals were sourced solely from smelters and refiners that are certified conflict free. 20 suppliers reported that they are still in the process of completing due diligence or that the origin of the smelters and refiners is unknown.

Supplier Response	2017	2016	2015	2014	2013
Supplier Template Completion Rate	98.46% (128 of 130)	93.75% (105 of 112)	94.05% (79 of 84)	92.86% (91 of 98)	70.63% (89 of 126)

Status of Suppliers	2017	2016	2015	2014
Conflict Minerals Not Originating in Covered Countries or Certified Conflict Free	73.08% (95 of 130)	75.89% (85 of 112)	72.62% (61 of 84)	70.41% (69 of 98)
Still Completing Due Diligence/Origins Unknown	15.38% (20 of 130)	17.86% (20 of 112)	21.43% (18 of 84)	22.45% (22 of 98)
Invalid or No Information Provided	10.77% (14 of 130)	6.25% (7 of 112)	5.95% (5 of 84)	7.14% (7 of 98)

Of the 56 suppliers who required due diligence, 23 provided responses on a product basis that was specifically applicable to components or types of components furnished to Enphase Energy. 61 of the suppliers that responded to our survey provided responses on a company-wide or user defined basis that was not specifically applicable to components or types of components furnished to the Company. That is, they were unable to represent to us that 3TG from the smelters or refiners they identified had actually been included in the components they supplied to us or our direct suppliers. Of the 56 suppliers who reported on a company-wide basis, 36 of those confirm that they are certified conflict free.

7.2	Efforts to Determine Country of Origin of Mine or 3TG

Tracing materials back to the mine of origin is a complex aspect of responsible sourcing in our supply chain. By adopting methodology outlined by the CFSI’s joint industry programs and outreach initiatives and requiring that our suppliers conform with standards that meets the OECD guidelines and report to us using the Template, we have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or location of origin of the 3TG in our supply chain and responses to such inquiries represents the most reasonable known mine of origin information available. Through this industry joint effort, we have made reasonable efforts to make a reasonable determination of the mines or locations of origin of the 3TG in our supply chain.

7.3	Smelters or Refiners Identified

We were unable to ascertain the specific country of origin and/or chain of custody of all necessary Conflict Minerals processed by the facilities that contributed to our Covered Products because, for this Reporting Period, 2 suppliers (1.54% of total suppliers included in the RCOI scope) either did not complete the Template or provided invalid information and 20 suppliers indicated that they are still in the process of completing due diligence or that the origin of one or more of their smelters and refiners is unknown. From the data we were able to obtain from our suppliers, the countries of origin of the Conflict Minerals processed in facilities in our supply chain are believed to include: Andorra, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Czech Republic, Estonia, France, Germany, India, Indonesia, Italy, Japan, Kazakhstan, the Republic of Korea, Kyrgyzstan, Macedonia, Malaysia, Mexico, the Netherlands, Peru, Philippines, Poland, Russia, Singapore, South Africa, Spain, Sweden, Switzerland, Taiwan, Thailand, Turkey, the United Arab Emirates, the United States of America, Uzbekistan, and Vietnam.

In total, 549 smelters and refiners were identified as potentially in our supply chain. Of those 549 smelter and refiners, 461 are currently certified conflict free, 18 are on the CFSP “Active List” and are currently in the process of becoming compliant, and 10 are in communication with CFSP. 70 of the smelters and refiners require outreach and are not currently certified conflict free or their status is unknown. Of the identified smelters, none are located in a Covered

Country. Enphase Energy found no reasonable basis for concluding that any of these smelters or refiners sourced Conflict Minerals that finance or benefit armed groups. Set forth in Annex 1 is the list of all known smelters and refiners identified as potentially being in our supply chain.

Status of All Identified Smelters and Refiners	2017	2016	2015	2014
Certified Conflict Free	83.97% (461 of 549)	76.40% (246 of 322)	74.29% (208 of 280)	54.47% (134 of 246)
Currently Participating, In Communication, or Agreed to Participate in Audit Process	3.28% (18 of 549)	7.45% (24 of 322)	16.43% (46 of 280)	23.17% (57 of 246)
Outreach Required	12.75% (70 of 549)	16.15% (52 of 322)	9.29% (26 of 280)	22.35% (55 0f 246)

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

Forward-looking statements in this CMR are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Investors are cautioned that statements in this CMR that are not strictly historical statements, including without limitation, the Company’s intentions and expectations regarding further supplier engagement and risk mitigation efforts and strategy, constitute forward-looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties that could cause actual results to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for Conflict Minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information and limitations on the Company’s ability to verify the accuracy or completeness of any supply chain information provided by suppliers or others.

ANNEX 1

Mineral	Smelter Name	Smelter Country (*)	Smelter ID	Comments
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189	Active
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Active
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459	Active
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna	POLAND	CID002511	Active
Gold	Tony Goetz NV	BELGIUM	CID002587	Active
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	Active
Gold	Bangalore Refinery	INDIA	CID002863	Active
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015	Compliant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Compliant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	Compliant
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Compliant
Gold	Asahi Pretec Corp.	JAPAN	CID000082	Compliant
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Compliant
Gold	Aurubis AG	GERMANY	CID000113	Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Compliant
Gold	Boliden AB	SWEDEN	CID000157	Compliant
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Compliant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Compliant
Gold	Chimet S.p.A.	ITALY	CID000233	Compliant
Gold	Daejin Indus Co., Ltd.	KOREA (REPUBLIC OF)	CID000328	Compliant
Gold	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)	CID000359	Compliant
Gold	DODUCO GmbH	GERMANY	CID000362	Compliant
Gold	Dowa	JAPAN	CID000401	Compliant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	Compliant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Compliant
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Compliant
Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Compliant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Compliant
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Compliant
Gold	Japan Mint	JAPAN	CID000823	Compliant

Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Compliant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920	Compliant
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	Compliant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Compliant
Gold	Kazzinc	KAZAKHSTAN	CID000957	Compliant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	Compliant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Compliant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Compliant
Gold	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)	CID001078	Compliant
Gold	Materion	UNITED STATES OF AMERICA	CID001113	Compliant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Compliant
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Compliant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	Compliant
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161	Compliant
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Compliant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY	CID001220	Compliant
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Compliant
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA	CID001322	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Compliant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Compliant
Gold	PAMP S.A.	SWITZERLAND	CID001352	Compliant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Compliant
Gold	PX Précinox S.A.	SWITZERLAND	CID001498	Compliant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Compliant

Gold	Royal Canadian Mint	CANADA	CID001534	Compliant
Gold	Samduck Precious Metals	KOREA (REPUBLIC OF)	CID001555	Compliant
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573	Compliant
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585	Compliant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Compliant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Compliant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761	Compliant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Compliant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Compliant
Gold	Torecom	KOREA (REPUBLIC OF)	CID001955	Compliant
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	Compliant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Compliant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993	Compliant
Gold	Valcambi S.A.	SWITZERLAND	CID002003	Compliant
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	Compliant
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	Compliant
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Compliant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Compliant
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243	Compliant
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Compliant
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510	Compliant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516	Compliant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	Compliant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Compliant
Gold	T.C.A S.p.A	ITALY	CID002580	Compliant
Gold	Korea Zinc Co., Ltd.	KOREA (REPUBLIC OF)	CID002605	Compliant
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Compliant
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Compliant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Compliant

Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	Compliant
Gold	Chugai Mining	JAPAN	CID000264	In Communication
Gold	HwaSeong CJ Co., Ltd.	KOREA (REPUBLIC OF)	CID000778	In Communication
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	In Communication
Gold	Samwon Metals Corp.	KOREA (REPUBLIC OF)	CID001562	In Communication
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	In Communication
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582	In Communication
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	In Communication
Gold	SAAMP	FRANCE	CID002761	In Communication
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Outreach Required
Gold	Caridad	MEXICO	CID000180	Outreach Required
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	Outreach Required
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	Outreach Required
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522	Outreach Required
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	Outreach Required
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	Outreach Required
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Outreach Required
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032	Outreach Required
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	Outreach Required
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	Outreach Required
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	Outreach Required
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	Outreach Required
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546	Outreach Required
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	Outreach Required
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA	CID001754	Outreach Required
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	Outreach Required
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	Outreach Required
Gold	Morris and Watson	NEW ZEALAND	CID002282	Outreach Required
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	Outreach Required
Gold	Faggi Enrico S.p.A.	ITALY	CID002355	Outreach Required
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	Outreach Required
Gold	AURA-II	UNITED STATES OF AMERICA	CID002851	Outreach Required
Gold	Gujarat Gold Centre	INDIA	CID002852	Outreach Required
Gold	Sai Refinery	INDIA	CID002853	Outreach Required

Gold	L'Orfebre S.A.	ANDORRA	CID002762	Unknown
Gold	Italpreziosi	ITALY	CID002765	Unknown
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918	Unknown
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	Unknown
Gold	Safimet S.p.A	ITALY	CID002973	Unknown
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291	Compliant
Tantalum	Duoluoshan	CHINA	CID000410	Compliant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456	Compliant
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Compliant
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA	CID000731	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Compliant
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973	Compliant
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Compliant
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175	Compliant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	Compliant
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Compliant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508	Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	Compliant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	Compliant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869	Compliant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891	Compliant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Compliant
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Compliant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504	Compliant
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Compliant

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Compliant
Tantalum	KEMET Blue Metals	MEXICO	CID002539	Compliant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Compliant
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545	Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Compliant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548	Compliant
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Compliant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	Compliant
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Compliant
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568	Compliant
Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA	CID002571	Compliant
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707	Compliant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Compliant
Tantalum	Power Resources Ltd.	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)	CID002847	Compliant
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540	Outreach Required
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556	Outreach Required
Tantalum	E.S.R. Electronics	UNITED STATES OF AMERICA	CID002590	Outreach Required
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548	Unknown
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	Unknown
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Unknown
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	Unknown
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Active
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231	Active
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Active
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Active
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	Active
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	Active
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	Active

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Compliant
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	Compliant
Tin	Alpha	UNITED STATES OF AMERICA	CID000292	Compliant
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295	Compliant
Tin	CV Gita Pesona	INDONESIA	CID000306	Compliant
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Compliant
Tin	CV Serumpun Sebalai	INDONESIA	CID000313	Compliant
Tin	CV United Smelting	INDONESIA	CID000315	Compliant
Tin	Dowa	JAPAN	CID000402	Compliant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438	Compliant
Tin	Fenix Metals	POLAND	CID000468	Compliant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Compliant
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Compliant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Compliant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142	Compliant
Tin	Mineração Taboca S.A.	BRAZIL	CID001173	Compliant
Tin	Minsur	PERU	CID001182	Compliant
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Compliant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Compliant
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337	Compliant
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Compliant
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Compliant
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	Compliant
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	Compliant
Tin	PT Bukit Timah	INDONESIA	CID001428	Compliant
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	Compliant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	Compliant
Tin	PT Karimun Mining	INDONESIA	CID001448	Compliant
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Compliant
Tin	PT Panca Mega Persada	INDONESIA	CID001457	Compliant
Tin	PT Prima Timah Utama	INDONESIA	CID001458	Compliant
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Compliant
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	Compliant
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Compliant
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	Compliant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	Compliant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	Compliant
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Compliant

Tin	PT Tommy Utama	INDONESIA	CID001493	Compliant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539	Compliant
Tin	Soft Metais Ltda.	BRAZIL	CID001758	Compliant
Tin	Thaisarco	THAILAND	CID001898	Compliant
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015	Compliant
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	Compliant
Tin	Yunnan Tin Company Limited	CHINA	CID002180	Compliant
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Compliant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Compliant
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Compliant
Tin	PT Inti Stania Prima	INDONESIA	CID002530	Compliant
Tin	CV Ayi Jaya	INDONESIA	CID002570	Compliant
Tin	CV Dua Sekawan	INDONESIA	CID002592	Compliant
Tin	CV Tiga Sekawan	INDONESIA	CID002593	Compliant
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696	Compliant
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706	Compliant
Tin	PT O.M. Indonesia	INDONESIA	CID002757	Compliant
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773	Compliant
Tin	Elmet S.L.U.	SPAIN	CID002774	Compliant
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	Compliant
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	Compliant
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	Compliant
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	Compliant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Compliant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	Compliant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	Compliant
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859	Compliant
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870	Compliant
Tin	PT Justindo	INDONESIA	CID000307	In Communication
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	In Communication
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	Outreach Required
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448	Outreach Required
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	Outreach Required
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	CID001063	Outreach Required
Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424	Outreach Required
Tin	PT Fang Di MulTindo	INDONESIA	CID001442	Outreach Required
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486	Outreach Required

Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478	Outreach Required
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	Outreach Required
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	Outreach Required
Tin	An Thai Minerals Co., Ltd.	VIET NAM	CID002825	Outreach Required
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	Outreach Required
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116	Unknown
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	Compliant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Compliant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	Compliant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Compliant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Compliant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966	Compliant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011	Compliant
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Compliant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Compliant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535	Compliant
Tungsten	H.C. Starck GmbH	GERMANY	CID002541	Compliant

Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	Compliant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589	Compliant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	Compliant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	Compliant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	Compliant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Compliant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	Compliant
Tungsten	Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)	CID002843	Compliant
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845	Compliant
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345	Outreach Required
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868	Outreach Required
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	Outreach Required
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518	Outreach Required
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531	Outreach Required
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	CID002532	Outreach Required
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	Outreach Required
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	Outreach Required
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	Outreach Required
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	Outreach Required
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345	Outreach Required
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002320	Unknown
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002321	Unknown
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Unknown
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645	Unknown
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182	Unknown